Exhibit 8

October 31, 2005

Target Receivables Corporation

1000 Nicollet Mall

Suite 3136

Minneapolis, MN 55402

Re:    Amendment No. 1 to the Registration Statement on
Form S-1 of Target Receivables Corporation

Dear Ladies and Gentlemen:

We have acted as special tax counsel in connection with the filing with the Securities and Exchange Commission (the “Commission”) contemporaneously herewith of Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-127864) (together with all amendments thereto, the “Registration Statement”) of Target Receivables Corporation, a Minnesota corporation (“TRC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, for the registration under the Securities Act of:

(i)            $750,000,000 Class A Floating Rate Asset-Backed Notes (the “Class A Notes”) to be issued by Target Credit Card Owner Trust 2005-1, a Delaware statutory trust (the “Issuer”), to be formed pursuant to a trust agreement (the “Trust Agreement”), by and between TRC, as Depositor (the “Depositor”) and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (the “Owner Trustee”), and

(ii)           an investor certificate (the “Collateral Certificate”) of the Target Credit Card Master Trust, a Delaware common law trust (the “Master Trust”).

The Class A Notes will be issued pursuant to an indenture (the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as Indenture Trustee (the “Indenture Trustee”).   The Collateral Certificate will be issued by the Master Trust pursuant to a Series 2005-1 supplement (the “Series Supplement”) to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (the “Pooling and Servicing Agreement”), by and among TRC, as Transferor (in such capacity, the “Transferor”), Target National Bank, as Servicer (in such capacity, the “Servicer”), and Wells Fargo, as Trustee (the “Trustee”), and will be deposited in the Issuer by TRC pursuant to a deposit and administration agreement (the “Deposit and Administration Agreement”), by and between TRC, as Depositor and Administrator (in such capacities, the “Depositor” and “Administrator,” respectively) and the Issuer.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Registration Statement.

In connection therewith, you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus and the form of prospectus supplement (together, the “Prospectus”) included in the Registration Statement.

                                In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) forms of the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, each originally filed with the Registration Statement on Form S-3 (Registration No. 333-95585) and incorporated by reference to the Registration Statement and (ii) the forms of the Series Supplement, the Deposit and Administration Agreement, the Trust Agreement, the Indenture and the Underwriting Agreement which are being filed as an exhibits to the Registration Statement.  The Bank Receivables Purchase Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Deposit and Administration Agreement, the Trust Agreement, the Indenture and the Underwriting Agreement, are collectively hereinafter referred to as the “Transaction Documents.” We have also examined such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives of the Transferor, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                                In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  We have further assumed (i) that the Transaction Documents and Class A Notes as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Transaction Documents to the terms thereof (without waiver of any of the terms thereof) and (iii) that the Transaction Documents constitute all the agreements, understandings, and arrangements between the parties thereto with respect to the transactions contemplated therein and the Class A Notes.

                                As special tax counsel to the Transferor, we will advise the Transferor with respect to material federal income tax aspects of the proposed issuance of the Class A Notes and we hereby confirm that our advice, to the extent that it constitutes matters of law or legal conclusions with respect thereto relating to federal tax matters, conforms to the descriptions of the selected federal income tax consequences for holders of such Class A Notes that appear under the headings “Federal Income Tax Consequences” in the Prospectus.  Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Class A Notes, but with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions are accurate in all material respects.

                                This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us.  Our opinion as to the matters set forth herein could change with respect to the Class A Notes as a result of changes in facts and circumstances, changes in the terms of documents reviewed by us, or changes in the law subsequent to the date hereof.

                                We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Federal Income Tax Consequences” in the Prospectus which forms a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                                                                Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP